UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party Other than the Registrant ☐

Check the Appropriate Box

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12.

BGSF, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BGSF + INSPYR Solutions Internal FAQ & Resource Hub
Welcome to your go-to resource for information about the acquisition of BGSF’s Professional Division by INSPYR Solutions. This page will be updated regularly as new information becomes available.

Why This Transaction?
Over the past year, BGSF has been conducting a strategic review to evaluate how we can best position the company for long-term growth and value creation. Through this process, it became clear that our Professional Division—including IT Consulting, Finance & Accounting, Managed Solutions, and Nearshore/Offshore Software Engineering—had strong potential to thrive under a new ownership structure.
This led to our decision to enter into a definitive agreement with INSPYR Solutions, a respected leader in technology and talent solutions. The transaction is expected to close second half of 2025 subject to shareholder approval and other customary closing conditions. This move allows BGSF to sharpen its focus on our Property Management Division, while enabling the Professional Division to grow and scale with INSPYR’s support.

About INSPYR Solutions
INSPYR Solutions is a national provider of technology and talent solutions, offering services across IT, digital transformation, and workforce consulting. The acquisition of BGSF’s Professional Division will expand their capabilities and deepen their industry reach.

Employee Impact
Q: What does this mean for the remainder of FY25?
A: It’s business as usual. Your day-to-day responsibilities remain the same. Our purpose, vision, and values remain unchanged—and so does our commitment to excellence. The transaction represents a change in ownership, not in how we operate today.

Stock & Shareholder Information
Q: I’ve invested in BGSF stock through the ESPP. What happens to my investment?
A: The outcome will depend on the final terms of the transaction. More details will be shared once the deal closes. Please consult your financial advisor for personalized guidance.
Official language pending legal review.

Q: As an employee stockholder, do I have voting rights?
A: Yes. Employee stockholders have voting rights and will be part of the shareholder approval process.

Q: Should I seek professional advice regarding the impact on me?
A: Yes. Financial and tax implications differ based on your specific situation. Consulting your personal financial and tax advisors is highly recommended.

Timeline & Next Steps
Q: What are the next steps?
A: We are now in the period between signing and closing. This includes preparing proxy materials, scheduling a shareholder vote, and completing regulatory filings. The transaction is expected to close in the second half of FY25.

Q: What happens if the deal is not approved or does not close?
A: If the deal does not close, BGSF’s Professional Division will continue to operate as it does today.

Communication & Messaging
Q: Can I talk about this with family or customers?

A: Yes. This information is now public. You may share what’s in the public domain, including the press release on our website.
Suggested response:
“BGSF has signed a definitive agreement to divest its Professional Division to INSPYR Solutions. We remain committed to supporting our clients, talent, and partners throughout this transition and beyond.”
If asked further:
“I don’t have any additional details to share at this time.”

Q: What should I say if contacted by a third party (e.g., media, investors, private equity)?
A: Do not engage directly. Refer all inquiries to:
•Media/Investor inquiries: IR@bgsf.com
Suggested response:
“We are currently in an exclusive agreement and cannot discuss any details. Our legal team would be happy to connect at the appropriate time.”

Q: Is there an approved elevator pitch or talking points I should use?
A: Yes! Here’s a short, approved elevator pitch you can use:
“BGSF’s Professional Division is joining INSPYR Solutions to bring even more value to our clients and talent. This move enhances our delivery capabilities, expands our service offerings—including Finance & Accounting and ERP—and strengthens our global reach. It’s an exciting step forward that allows us to serve you faster and more effectively.”

For more detailed talking points by audience (clients, candidates, partners), visit the internal resource hub [insert link or location]

Q: How will I be kept informed?
A: We will continue to share updates via email and the internal resource hub.

Q: Who can I contact with questions?
A: Please reach out to your manager or HR business partner.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the proposed transaction, obtaining customary shareholder approval, satisfying closing conditions, the closing, including its timing, of the sale of BGSF, Inc.’s Professional Division, the use of proceeds of the sale, the projected operational and financial performance of BGSF and its various subsidiaries, including following the sale of BGSF’s Professional Division, its offerings of services and solutions and developments and reception of its services and solutions by client partners, and BGSF’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding the future revenue and the business plans of BGSF’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this communication are based on certain assumptions and analyses made by the management of BGSF considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on BGSF as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting BGSF will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the sale of BGSF’s Professional Division not being satisfied, the ability of the parties to close the transaction on the expected closing timeline or at all, the nature, cost, or outcome of any legal proceedings relating to the transaction, the impact of the contemplated transaction on our stock price, the ability of BGSF to service or otherwise pay its debt obligations, including in the event the closing does not occur, the mix of services or solutions utilized by BGSF’s client partners and such client partners’ needs for these services or solutions, market acceptance of new offerings of services or solutions, the ability of BGSF to expand what it does for existing client partners as well as to add new client partners, whether BGSF will have sufficient capital to operate as anticipated, the impact the transaction or its announcement may have on BGSF’s operations, team members, field talent, client partners, and other constituents, the demand for BGSF’s services and solutions, economic activity in BGSF’s industry and in general, and certain risks, uncertainties, and assumptions described in BGSF’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BGSF undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transaction, BGSF will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant documents, and will mail to BGSF’s shareholders a definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, BGSF’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by BGSF with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of BGSF’s filings with the SEC from BGSF’s website at https://investor.bgsf.com/financials/sec-filings/default.aspx, or by sending a written request to BGSF’s Corporate Secretary at our principal executive offices at 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Participants in the Solicitation

BGSF, its directors, and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding BGSF’s directors and executive officers is contained in the most recent Annual Report on Form 10-K filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of BGSF’s shareholders in connection with the proposed transaction, and their direct or indirect interests, by securities, holdings, or otherwise, will be set forth in the definitive proxy statement and other materials relating to the proposed transaction when they are filed with the SEC. You may obtain free copies of these documents using the sources indicated above in Additional Information and Where to Find It.